UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 W/ Dickson St., Suite 102 G Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

(800) 203-5610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2022, White River Operating LLC (the “Borrower”), a Texas limited liability company, a wholly-owned subsidiary of White River Holdings Corp. (“Holdings”), a Delaware corporation and indirect wholly-owned subsidiary of White River Energy Corp (the “Company”) issued a Secured Promissory Note in favor of Align Business Finance, LLC (“Align”) in the principal amount of $1,500,000 (the “Note”). The Borrower used the proceeds of the Note to acquire two oil and gas drilling rigs and related equipment. The Note is secured by the purchased equipment and the other assets of the Borrower. The Note is due on October 13, 2025 and bears interest equal to the lesser of (i) the “Prime Rate” published in the “Bonds, Rates and Yields” section of The Wall Street Journal plus 7.5%; and (ii) the maximum rate permitted by applicable law. The Company, Holdings, and Mr. Jay Puchir, the Company’s Chief Executive Officer, and Mr. Randy S. May, the Company’s Executive Chairman, executed and delivered guarantees in favor of Align to secure the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: October 19, 2022	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer